Luna Innovations Names George Gomez-Quintero as Chief Financial Officer Company reiterates annual guidance (ROANOKE, VA, October 17, 2023) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, announced that George Gomez-Quintero is joining the company as Chief Financial Officer (CFO) today. Mr. Gomez-Quintero will succeed current CFO Gene Nestro, who has agreed to assist the company through mid-2024 to ensure a smooth transition. Mr. Gomez-Quintero will lead Luna’s Finance organization and represent Luna in communications with investors, lenders and rating agencies. As a member of the company’s executive team, he will report to President and CEO Scott A. Graeff. “With the completion of our five-year strategic plan and our continued pursuit of opportunities to further expand our global footprint and elevate our international presence, we’re thrilled to welcome a leader like George with extensive M&A, public market, and operations experience and someone with technical experience at scale,” Graeff said. “George’s deep expertise and his track record of partnering with senior leadership teams to maximize shareholder value and drive transformations that fuel growth are exactly the kinds of skills we need in a CFO as we move forward.” Gomez-Quintero most recently served as Senior Vice President of Corporate Finance at Intelsat, a global satellite communications provider delivering internet connectivity to media companies, mobile network operators, commercial airlines, and the U.S. and foreign governments. In his role, he led a global team of 40 employees spanning five countries accountable for the company’s Financial Planning & Analysis, Investor Relations, Treasury, Procurement, and Credit and Collections functions. Prior to Intelsat, Gomez-Quintero was the Chief Operating Officer at JSI, a leader in broadband solutions and consulting. He previously held senior financial roles at XFL, Time Warner Cable and Cleartel Communications. He holds an M.B.A. from Cornell University and a B.B.A., Finance, from Iona College. (more)

“I’m grateful for this opportunity to join Luna, a company where the potential for growth and value creation is tremendous, given the smart and passionate people, the culture of innovation, and global footprint. I am looking forward to being a strong business partner to the management team and all Luna employees, as we continue the work of scaling for growth and maximizing shareholder value,” Gomez-Quintero said. Graeff and Luna are thankful for Gene Nestro’s four years of service. “Gene is leaving Luna having completed a significant amount of foundational work in our finance department. He was instrumental in implementing financial systems for Luna and helping us strengthen our bench of financial talent,’ Graeff said. “His experience in financial strategic planning was especially helpful as we navigated global acquisitions and expansion. We wish him all the best for the future and thank him for his support of a smooth transition.” Nestro offered, “I’m proud to have been a part of Luna’s progress over these last several years. The company has made exciting advances, and I have every confidence that Luna’s future is bright.” Nestro’s departure is not a result of any disagreement regarding the company’s financial statements or disclosures. Reaffirmation of 2023 Full-Year Outlook: Luna is reaffirming the 2023 outlook provided on its second-quarter fiscal 2023 earnings call: • Total revenues in the range of $125 million to $130 million for full fiscal 2023; and • Adjusted EBITDA in the range of $14 million to $18 million for full fiscal 2023. In addition, Luna expects total revenues in the range of $29 million to $32 million for the third quarter 2023. Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities. The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

About Luna Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market. Forward-Looking Statements The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding strategic growth, management skillsets, corporate culture, global expansion and its projected full year 2023 and third quarter of 2023 financial results and outlook. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target markets to grow and expand, technological and strategic challenges, uncertainties related to the macroeconomic conditions and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended June 30, 2023, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release. Investor Contacts Allison Woody Luna Innovations Incorporated Phone: 540.769.8465 Email: woodya@lunainc.com ###